                                                                    EXHIBIT 10.6

                            INVESTOR RIGHTS AGREEMENT

      THIS INVESTOR RIGHTS AGREEMENT (the "Agreement"), is made as of this ____ day of September, 2001, between NETPLEX SYSTEMS, INC., a Delaware corporation ("Systems"), and WATERSIDE CAPITAL CORPORATION, a Virginia corporation (collectively, with its successors and assigns, the "Investor").

                                 R E C I T A L S
                                 ---------------

      A. The Netplex Group, Inc., New York corporation ("Group") has authorized 40,000,000 shares of common stock (the "Group Common Stock");

      B. Group has also authorized 6,000,000 shares of Preferred Stock, of which 1,500 shares are owned by the Investor and have been designated Class C Preferred Stock (the "Investor Group Preferred Stock") with such terms as have been set forth in the Group's Certificate of Incorporation, as amended (the "Group Certificate of Incorporation");

      C. Group holds 1,000 shares of Preferred Stock of Systems, designated Class A Preferred Stock (the "Systems Preferred Stock").

      D. The Investor holds a warrant (the "Investor Warrant") exercisable for 300,000 shares of Group Common Stock.

      E. The Investor has executed a limited guaranty of up to a maximum of $400,000 of a $3,000,000 revolving credit facility extended to Systems.

      F. Contemporaneously with the execution and delivery of this Agreement, pursuant to that certain Master Agreement between Group and Systems and the Investor (the "Master Agreement"):

            (a) Group redeems from WSCC 1,500 shares of the Investor Group Preferred Stock for $1,000,000 cash and two secured commercial promissory notes in the original principal amounts of $900,000 and $154,697.45, respectively, and Investor surrenders the Investor Warrant to Group; and

            (b) WSCC purchases from Group 1,000 shares of Systems Preferred Stock for $1,000,000 cash.

      G. One of the conditions to the execution of and entry into the Master Agreement and the Investor Guaranty by the Investor is the execution and delivery of this Agreement by Systems.

      NOW, THEREFORE, in consideration of the following mutual covenants and other good and valuable consideration, its receipt and sufficiency acknowledged, Systems and the Investor agree:


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

                                    ARTICLE 1
                               BOARD OF DIRECTORS

      Section 1.1 Election of Board. Systems will cause the appointment of an individual designated by the Investor to its Board of Directors. The director designated by the Investor is referred to as the "Investor Director." In the event the Investor's designee/nominee is not elected by Systems' shareholders at any such meeting, the Investor shall have the right to appoint an individual (reasonably acceptable to Systems) to receive notice of, attend and observe all meetings of the Board of Directors. Any Investor Director who is not an employee of Systems shall be entitled to receive those fees and benefits, including the issuance of stock options, afforded the other non-employee members of the Board of Directors, plus out-of-pocket expenses.

      Section 1.2 Removal of Investor Designee. Any Investor Director may be removed during his or her term of office, without cause, by and only by the written consent of the Investor.

      Section 1.3 Insurance. Systems shall maintain directors' and officers' liability insurance coverage consistent with its current coverage.

                                    ARTICLE 2
                                 SPECIAL RIGHTS

      Section 2.1 General. In addition to such rights as are forth in the Articles of Incorporation of Systems, the Investor shall have the rights set forth in this Article 2.

      Section 2.2 Investor Put of Systems Preferred Stock. At any time after the earliest of (a) a Change of Control (as defined below) and, (b) the occurrence of an event of default by Systems under the Master Agreement or any documents evidencing, guaranteeing, securing or executed by Systems in connection with the execution of the Master Agreement and, (c) the failure of Systems to make timely dividend payments on the Investor Systems Preferred Stock and (d) System defaults in its payment or other material obligations under that certain credit facility with American Commercial Financial Corporation, the Investor shall have the right to require Systems to redeem or repurchase up to all of the shares of the Investor Systems Preferred Stock for $1,000,000, plus accrued and unpaid dividends. If a redemption has not occurred by December 31, 2003, the Investor shall have the right to require Systems to convert up to all of the shares of Systems Preferred Stock into shares of Systems Common Stock at the rate of 200 shares of Systems Common Stock for each share of Systems Preferred Stock. Following such notice, Systems shall within 5 business days convert all of such outstanding shares of Systems Preferred Stock held by the Investor by delivering to the Investor a stock certificate in the appropriate amount of shares of Systems Common Stock. A "Change of Control" shall be deemed to occur on (y) the date Gene Zaino ("Zaino") shall cease to be the Chairman of the Board of Systems, or (z) any consolidation, merger, reorganization, sale of substantially all the assets of Systems or other similar transaction with or into any other corporation or other entity or person, or any other corporate reorganization in which the shareholders of Systems immediately before such consolidation, merger or reorganization, or any transaction or series of related transactions do not hold shares possessing a majority of votes in the election of directors immediately after such consolidation, merger or reorganization, or any transaction or series of transactions; provided, however, a Change of Control caused by the Systems Rights Offering, as defined in the Master Agreement, shall not be deemed a Change in Control under this Section 2.2. If Systems voluntarily redeems the Investor Systems Preferred Stock on or before December 31, 2003, Systems shall pay the Investor a $133,000 early redemption fee.

                                    ARTICLE 3
                                   TERMINATION

      This Agreement, and the respective rights and obligations of the parties, shall terminate on the satisfaction by Systems, of all of the respective Obligations, as defined in the Master Agreement, of each, this Agreement and any other document entered by the parties in connection therewith.

                                    ARTICLE 4
                                  MISCELLANEOUS

      Section 4.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or mailed via a nationally recognized overnight delivery service, by first class mail registered or certified mail (air mail if to or from outside the United States), postage prepaid, facsimile transmission that is acknowledged as received by the recipient, if to the Investor, at 300 East Main Street, Suite 1380, Norfolk Virginia 23510, if to Systems at 1800 Robert Fulton Drive, Suite 250, McLean, VA 20191, or to such other address as the addressee shall have furnished to the other parties in the manner prescribed by this Section 4.1.

      Section 4.2 Specific Performance. The rights of the parties under this Agreement are unique and, accordingly, the parties shall have the right, in addition to such other remedies as may be available to any of them at law or in equity, to enforce their rights hereunder by actions for specific performance in addition to any other legal or equitable remedies they might have to the extent permitted by law.

      Section 4.3 Entire Agreement. This Agreement, the Master Agreement and the documents contemplated thereby, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them or any of them as to such subject matter.

      Section 4.4 Waivers and Further Agreements. Any of the provisions of this Agreement may be waived by an instrument in writing with the consent of the party or parties whose rights are being waived.

      Section 4.5 Amendments. This Agreement may be amended by and shall be effective upon the receipt of the written consent of Systems and the Investor.

      Section 4.6 Assignment: Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein.

      Section 4.7 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

      Section 4.8 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 4.9 Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      Section 4.10 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Virginia.

      Section 4.11 Jurisdiction and Venue. Systems consents to the jurisdiction of the United States District Court for the Eastern District of Virginia, Norfolk Division, and of all Virginia state courts sitting in Norfolk, Virginia, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in such court.

      IN WITNESS, the undersigned have executed this Investor Rights Agreement as of the day and year first above written.


                              NETPLEX SYSTEMS, INC.


                              By:
                                 ---------------------------------------
                                 Gene F. Zaino, Chief Executive Officer



                              WATERSIDE CAPITAL CORPORATION


                              By:
                                 ---------------------------------------
                                 ---------------------------------------

                              AMENDED AND RESTATED
                            INVESTOR RIGHTS AGREEMENT

      THIS AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (the "Agreement"), made as of this 28th day of September, 2001, between THE NETPLEX GROUP, INC., a New York corporation ("Group"), and GENE F. ZAINO (the "Stockholder") and WATERSIDE CAPITAL CORPORATION, a Virginia corporation (collectively, with its successors and assigns, the "Investor"), amends and restates the Investor Rights Agreement made as of September 30, 1998, between Group and the Investor. (Group, the Stockholder and the Investor are each a "Party" and, collectively, the "Parties".)

                                 R E C I T A L S
                                 ---------------

      A. Group has authorized 40,000,000 shares of common stock (the "Group Common Stock");

      B. Group has also authorized 6,000,000 shares of Preferred Stock, of which 1,500 shares are owned by the Investor and have been designated Class C Preferred Stock (the "Investor Group Preferred Stock") with such terms as have been set forth in the Group's Certificate of Incorporation, as amended (the "Group Certificate of Incorporation");

      C. Group holds 1,000 shares of Preferred Stock of Netplex Systems, Inc. a Delaware corporation ("Systems"), designated Class A Preferred Stock (the "Systems Preferred Stock").

      D. The Investor holds a warrant (the "Investor Warrant") exercisable for 300,000 shares of Group Common Stock.

      E. The Investor has executed a limited guaranty of up to a maximum of $400,000 of a $3,000,000 revolving credit facility extended to Systems .

      F. Contemporaneously with the execution and delivery of this Agreement, pursuant to that certain Master Agreement between Group and Systems and the Investor (the "Master Agreement"):

            (a) Group redeems from WSCC 1,500 shares of the Investor Group Preferred Stock for $1,000,000 cash and two secured commercial promissory notes in the original principal amounts of $900,000 and $154,697.45, respectively, and Investor surrenders the Investor Warrant to Group; and

            (b) WSCC purchases from Group 1,000 shares of Systems Preferred Stock for $1,000,000 cash.

      G. The Stockholder is the record and beneficial owner of 1,938,350 shares (including vested and unvested stock options) of Group Common Stock; and

      H. One of the conditions to the execution of and entry into the Master Agreement and the Investor Guaranty by the Investor is the execution and delivery of this Agreement by Group and the Stockholder.

      NOW, THEREFORE, in consideration of the following mutual covenants and other good and valuable consideration, its receipt and sufficiency acknowledged, Group and the Stockholder and the Investor agree:

                                    ARTICLE 1
                               BOARD OF DIRECTORS

      Section 1.1 Election of Board. Group has previously appointed an individual designated by the Investor to its Board of Directors. The director designated by the Investor is referred to as the "Investor Director." In addition, so long as any Obligations of Group, as that term is defined in the Master Agreement or other documents executed in connection herewith, remain outstanding, the Board of Directors of Group shall nominate one individual designated by the Investor (reasonably acceptable to Group) and two Directors, who shall not be officers of Group (each an "Outside Director") for election as a board member at any shareholder meeting called for the purpose of electing directors. The Group Board will not nominate more nominees at any such election than there are board seats up for election at such meeting. The Stockholder shall vote as a shareholder at any such Group shareholder meeting for the Investor's nominee. In the event the Investor's designees/nominees are not elected by Group's shareholders at any such meeting, the Investor shall have the right to appoint an individual (reasonably acceptable to Group) to receive notice of, attend and observe all meetings of its Board of Directors. Any Investor Director who is not an employee of Group shall be entitled to receive those fees and benefits, including the issuance of stock options, afforded the other non-employee members of the Board of Directors, plus out-of-pocket expenses.

      Section 1.2 Removal of Investor Designee. Any Investor Director may be removed during his or her term of office, without cause, by and only by the written consent of the Investor.

      Section 1.3 Insurance. Group shall maintain directors' and officers' liability insurance coverage consistent with its current coverage.

                                    ARTICLE 2
                                   TERMINATION

      This Agreement, and the respective rights and obligations of the parties, shall terminate on the satisfaction by Group of all of the respective Obligations, as defined in the Master Agreement, this Agreement and any other document entered by the parties in connection therewith.

                                    ARTICLE 3
                                     LEGEND

      Any certificates representing shares of capital stock subject to this Agreement shall bear on their face the following legend prominently displayed:

            THE SHARES REPRESENTED BY THIS CERTIFICATE, AND THE TRANSFER THEREOF, ARE SUBJECT TO THE PROVISIONS OF THAT CERTAIN INVESTOR RIGHTS AGREEMENT, DATED AS OF SEPTEMBER 28, 2001, BETWEEN THE CORPORATION AND WATERSIDE CAPITAL CORPORATION, A COPY OF WHICH IS ON FILE AND MAY BE EXAMINED AT, THE PRINCIPAL OFFICE OF THE CORPORATION.

All such shares hereafter issued to the Stockholder shall bear the same legend.

                                    ARTICLE 4
                                  MISCELLANEOUS

      Section 4.1 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or mailed via a nationally recognized overnight delivery service, by first class mail registered or certified mail (air mail if to or from outside the United States), postage prepaid, facsimile transmission that is acknowledged as received by the recipient, if to the Investor, at 300 East Main Street, Suite 1380, Norfolk Virginia 23510 and if to Group, at 1800 Robert Fulton Drive, Suite 250, Reston, Virginia 20191, or to such other address as the addressee shall have furnished to the other parties hereto in the manner prescribed by this
Section 4.1.

      Section 4.2 Specific Performance. The rights of the parties under this Agreement are unique and, accordingly, the parties shall have the right, in addition to such other remedies as may be available to any of them at law or in equity, to enforce their rights hereunder by actions for specific performance in addition to any other legal or equitable remedies they might have to the extent permitted by law.

      Section 4.3 Entire Agreement. This Agreement and the Master Agreement and the documents contemplated thereby, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between them or any of them as to such subject matter.

      Section 4.4 Waivers and Further Agreements. Any of the provisions of this Agreement may be waived by an instrument in writing with the consent of the party or parties whose rights are being waived.

      Section 4.5 Assignment: Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, executors, legal representatives, successors and permitted transferees, except as may be expressly provided otherwise herein.

      Section 4.6 Severability. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and such invalid, illegal and unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

      Section 4.7 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 4.8 Section Headings. The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      Section 4.9 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the Commonwealth of Virginia.

      Section 4.10 Jurisdiction and Venue. Group consents to the jurisdiction of the United States District Court for the Eastern District of Virginia, Norfolk Division, and of all Virginia state courts sitting in Norfolk, Virginia, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in such court.

      IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Investor Rights Agreement as of the day and year first above written.


                              THE NETPLEX GROUP, INC.


                              By:                                 (SEAL)
                                 ---------------------------------
                                    Gene F. Zaino, President


                              WATERSIDE CAPITAL CORPORATION


                              By:
                                  --------------------------------
                                  --------------------------------